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                                                                    EXHIBIT 5.01

                  [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

                                October 15, 2001


(949) 451-3800                                                     C 80253-00052

Salem Communications Holding Corporation
Each of the Guarantors
(as defined below)

         Re: Exchange of 9% Series B Senior Subordinated Notes Due 2011

Ladies and Gentlemen:

         We have acted as counsel for Salem Communications Holding Corporation, a Delaware corporation (the "Issuer"), Salem Communications Corporation, a Delaware corporation and the sole stockholder of the Issuer (the "Parent"), and the Parent's subsidiaries that have executed the Guarantees (as hereinafter defined) (collectively, including Parent, the "Guarantors") (the Issuer and the Guarantors are collectively referred to herein as the "Registrants"), in connection with the proposed offer by the Issuer (the "Exchange Offer") to exchange up to $150,000,000 aggregate principal amount of 9% Series B Senior Subordinated Notes Due 2011 (the "Exchange Notes") of the Issuer for a like aggregate principal amount of privately placed 9% Series B Senior Subordinated Notes Due 2011 (the "Old Notes"). The Exchange Notes will be guaranteed pursuant to the terms of the Indenture (as defined below) and the notation thereof endorsed on the Exchange Notes on a senior subordinated basis by the Guarantors (the "Guarantees"). The Exchange Notes will be issued pursuant to an Indenture, dated as of June 25, 2001 (the "Indenture"), among the Issuer, the Guarantors and The Bank of New York, as trustee.

         As such counsel, we have examined, among other things, (i) the Registration Statement on Form S-4 (File No. 333-69122), as amended, filed by the Registrants with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended, the issuance of the Exchange Notes and the Guarantees, (ii) the Indenture, and (iii) the form of the Exchange Notes to be issued pursuant to the Indenture. The Exchange Notes, which Exchange Notes contain the Guarantees, and the Indenture are sometimes referred to herein collectively as the "Note Documents." We have also examined the proceedings and other actions taken by the Issuer and the Guarantors in connection with the authorization, execution and delivery of the Indenture and the issuance of the Exchange Notes and the Guarantees thereunder. We have also made such other inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for the purposes of this opinion.

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October 15, 2001
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         In rendering this opinion, we have assumed:

         (a) The signatures on all documents examined by us are genuine, all individuals executing such documents (including, without limitation, individuals executing the Note Documents in the name of and on the behalf of the Registrants) had all requisite legal capacity and competency and (except in the case of documents signed on behalf of the Issuer and the Parent) were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals;

         (b) Each of the parties to the Note Documents, other than the Issuer and the Parent, is a validly existing corporation in good standing under the laws of its state of incorporation and has all requisite power and authority to execute, deliver and perform its obligations under each of the Note Documents to which it is a party and the execution and delivery of such Note Documents by such party and performance of its obligations thereunder have been duly authorized by all necessary corporate or other action;

         (c) The execution, delivery and performance of the Note Documents by any of the parties thereto do not and will not violate any law, regulation, order, judgment or decree applicable to such party, including but not limited to FCC regulations (as defined in the Indenture); and

         (d) There are no agreements or understandings between or among the parties to any of the Note Documents, or third parties, that would expand, modify or otherwise affect the terms of the Note Documents or the Instruments or the respective rights or obligations of the parties thereunder.

         Based upon the foregoing, and in reliance thereon, and subject to receipt by the Issuer and the Guarantors from the Commission of an order declaring the Registration Statement effective, we are of the opinion that:

         1. The Exchange Notes, when issued and delivered in exchange for the Old Notes in the manner described in the Registration Statement and when executed and authenticated in accordance with the provisions of the Indenture, will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

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October 15, 2001
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         2. The Guarantee of each Guarantor, when issued and delivered in connection with the exchange of the Old Notes in the manner described in the Registration Statement and when the Exchange Notes and such Guarantee have been executed and, in the case of the Exchange Notes, authenticated, in accordance with the provisions of the Indenture, will be the legal, valid and binding obligation of such Guarantor, enforceable against it in accordance with its terms.

         The foregoing opinions are subject to the following exceptions, qualifications and limitations:

         A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America. This opinion is limited to the effect of the present state of the laws of the State of New York and the United States of America and the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

         B. Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors' generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.

         C. We express no opinion regarding the effect on the enforceability of any Guarantee against any Guarantor of any facts or circumstances occurring after the date hereof that would constitute a defense to the obligation of a surety, unless such defense has been waived effectively by such Guarantor.

         D. We express no opinion regarding the effectiveness of (i) any waivers or consents relating to rights or duties owed that exist as a matter of law or unknown future rights; (ii) any waiver that is vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; or (vi) any provisions that may be construed as penalties or forfeitures.



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October 15, 2001
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission promulgated thereunder.

                                                 Very truly yours,

                                                 /s/ Gibson, Dunn & Crutcher LLP
                                                 -------------------------------
                                                     GIBSON, DUNN & CRUTCHER LLP


TDM/BDK/REA/TCS